Exhibit 3


                            ARTICLES OF INCORPORATION
                           -------------------------

                                       OF

                              AUTEC ASSOCIATES, INC
                             ---------------------

     The undersigned subscriber to these Articles of Incorporation, Being a natural person competent to contract, hereby forms a corporation Under the laws of the State of Florida.


                                    ARTICLE I
                                    ---------

                                      Name
                                      ----

     The name of the corporation shall be:

                            AUTEC CORPORATION, INC.

                                   ARTICLE II
                                   ----------

                                    Duration
                                    --------

     This corporation shall have perpetual existence.

                                   ARTICLE III
                                  -----------
                                     Purpose
                                    -------

     This corporation is organized for the purpose of dealing in and Transacting any and all lawful business.

                                   ARTICLE IV
                                   ----------

                                      Stock
                                     -----

     This corporation is authorized to issue 100 shares of common Stock having a par value of $1.00 per share.

                                    ARTICLE V
                                   ---------

                     Registered Office and Registered Agent
                     --------------------------------------

     The address of the initial registered office of this corporation Is 348 Port St. Lucie Boulvard, Port St. Lucie, Florida 34984 and the name Of the registered agent of this corporation , at the above address is ARTHUR GARRISON.

                                   ARTICLE VI
                                   ----------

                           Initial Board of Directors
                           --------------------------

     This corporation shall have two (2) directors initially. The number of directors may be either increased or decreased from time to time by the By-Laws of the corporation, but shall never be less that one. The name and address of the initial directors of the corporation are:

                             ARTHUR GARRISON
                             Post Office Box 952988
                             Stuart, Florida 34995

                             LUTHER JEFFRIES
                             Post Office Box 952988
                             Stuart, Florida 34995

                                   ARTICLE VII
                                   -----------

                                  Incorporator
                                  ------------

     The name and address of the person signing these Articles of Incorporation is:

                             ARTHUR GARRISON
                             Post Office Box 952988
                             Stuart, Florida 34995

                                  ARTICLE VIII
                                  ------------

                                     By-laws
                                    -------

     The power to adopt, alter, amend or repeal the By-laws shall be vested in the Board of Directors of the corporation.

                                   ARTICLE IX
                                   ----------

                          Shareholder Quorum and Voting
                         -----------------------------

     Fifty-one percent (51%) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.

     If a quorum is present, the affirmative vote of fifty-one percent (51%) of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

                                    ARTICLE X
                                    ---------
                        Meetings by Conference Telephone
                        --------------------------------

     Members of the Board of Directors may participate in meeting of the Board of Directors by conference telephone, as provided by law.

                                   ARTICLE XI
                                   ----------

                       Action by Directors without Meeting
                      ------------------------------------

     Action by Directors of this corporation mat take action by written consent as provided by law.

                                   ARTICLE XII
                                  -----------

                                    Amendment
                                   ---------

     This corporation reserves the right to amend, or repeal, any provision contained in these Articles of Incorporation or any amendment to them, and any right conferred upon the shareholders is subject to this reservation.

     IIN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 23rd day of June, 1988.


                                            By:  /s/  Arthur Garrison
                                               --------------------------------
                                                      ARTHUR GARRISON

                                                                      Subscriber


STATE OF FLORIDA

COUNTY OF MARTIN

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid, personally appeared ARTHUR GARRISON, to me well known to me to be the person described herein and who acknowledges before me that he executed the foregoing Articles of Incorporation as his free act and voluntarily did so for the purposes therein set forth.

     WITNESS my hand and official seal in the State and County aforesaid this 23rd day of June , 1988

                                            By:  /s/  Wendell H. Young
                                               --------------------------------
                                                      Wendell H. Young
                                                      Notary Public



                                            My commission expires:

                              ARTICLES OF AMENDMENT

                                       TO
                            ARTICLES OF INCORPORATION

                                       OF

                             AUTEC ASSOCIATES, INC.
                             ----------------------

                             ----------------------
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number'(s) being amended, Added or deleted)

          Article IV is amended to authorize a total of 20,000,000 shares of common stock at no par value.


SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:




THIRD:  The date of each amendment's adoption: May 1, 1998


FOURTH: Adoption of Amendment(s) (check one)

[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups.


          The following statement must be separately provided for each Voting group entitled to vote separately on the amendment(s):

          The number of votes cast for the amendment(s) was/were sufficient for Approval by shareholders.

[ ] The amendment(s) was/were adopted by the board of directors without shareholders action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

                                   (continued)



Signed this 5th day of May, 1998


                             By:  /s/  Arthur Garrison
                              -------------------------------
                                       Arthur Garrison
          (by the Chairman or Vice Chairman of the Board of Directors,
           President or other officer if adopted by the shareholders)

                                       OR

                  (By a director if adopted by the directors)

                                       OR

              (By an Incorporator if adopted by the incorporators)

                                 Arthur Garrison
                             ---------------------
                              Typed or printed name

                                    President
                             ---------------------
                                      Title